Exhibit A

Mutual Fund Series Trust

Class N Master Distribution Plan

AMENDMENT Dated MAY 17, 2022

The Class N Master Distribution Plan has been adopted with respect to the following Funds:

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

Eventide Multi-Asset Income Fund

Eventide Dividend Opportunities Fund

Eventide Limited-Term Bond Fund

Eventide Exponential Technologies Fund

Eventide Core Bond Fund

Eventide Large Cap Focus Fund

Mutual Fund Series Trust

Dated as of May 17, 2022                              By: /s/ Jennifer Bailey

Jennifer Bailey, Secretary